U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                      Post-Effective Amendment to FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        Associated Medical Devices, Inc.
             (Exact name of registrant as specified in its charter)


           Nevada                                             88-0164955
(State or other jurisdiction of                       (I.R.S. Employer I.D. No.)
incorporation or organization)

               AMBASSADOR CAPITAL GROUP, INC. CONSULTING AGREEMENT
                              (Full Title of Plan)


              Glenn A. Little, 212 West Wall, Midland, Texas 79701
                     (Name and Address of Agent for Service)

                                 (915) 682-1761
          (Telephone number including area code, of agent for service)




The registrant hereby deregisters all of the securities of the registrant previously registered in the original Registration Statment on Form S-8 which securities are as follows: 389,350 shares of common stock


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Midland, Texas on the 1st day of September, 1999.

                                                Associated Medical Devices, Inc.



                                                By: /s/ Glenn A. Little
                                                     ---------------------------
                                                    Glenn A. Little, President



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



SIGNATURES/TITLES                        DATE


/s/ Glenn A. Little                      September 1, 1999
    -------------------
    Glenn A. Little
    President, Director



/s/ Matthew Blair                        September 1, 1999
    -------------------
    Matthew Blair
    Secretary, Director













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